Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

OMNIBUS AMENDMENT

TO

TRANSACTION DOCUMENTS

This OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of June 23, 2021 (this “Omnibus Amendment”), is by and among KARYOPHARM THERAPEUTICS INC., (the “Company”), KARYOPHARM EUROPE GMBH (“Karyopharm Europe”), KARYOPHARM THERAPEUTICS (BERMUDA) LTD. (“Karyopharm Bermuda”), HEALTHCARE ROYALTY PARTNERS III, L.P. (“HCRP Fund III”), HEALTHCARE ROYALTY PARTNERS IV, L.P. (“HCRP Fund IV” and, together with HCRP Fund III, the “Original Investors”), HCRP OVERFLOW FUND, L.P. (“HCRP OF”), HCR STAFFORD FUND, L.P. (“Stafford”), HCR CANARY FUND, L.P. (“Canary”), HCR POTOMAC FUND, L.P. (“Potomac”), HCR MOLAG FUND, L.P. (“Molag” and, together with HCRP OF, Stafford, Canary and Potomac, the “New Investors”), HealthCare Royalty Management, LLC (the “Investor Representative”), and HCR COLLATERAL MANAGEMENT, LLC (the “Collateral Agent”). Each of the parties hereto is referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Original Investors are parties to that certain Revenue Interest Financing Agreement dated as of September 14, 2019 (the “Revenue Interest Financing Agreement”) pursuant to which the First Investment Amount was funded on the Initial Closing Date;

WHEREAS, the Company desires to receive, and HCRP Fund IV and the New Investors desire to fund, the Second Investment Amount on the Subsequent Closing Date pursuant to Section 2.1(b) of the original Revenue Interest Financing Agreement;

WHEREAS, the Company desires to receive, and HCRP Fund IV and the New Investors desire to fund, the Third and/or Fourth Investment Amount(s) on the Third and/or Fourth Closing Date(s) pursuant to Sections 2.1(c) and (d) and subject to the conditions set forth in Section 8.1 of the Revenue Interest Financing Agreement as amended by this Omnibus Amendment;

WHEREAS, the Company, Karyopharm Europe, Karyopharm Bermuda and the Collateral Agent are each a party to that certain Security Agreement dated as of September 27, 2019 (the “Security Agreement”);

WHEREAS, the Original Investors are Beneficiaries of that certain Guarantee dated September 27, 2019, by Karyopharm Europe and Karyopharm Bermuda (the “Guaranty” and, together with the Revenue Interest Financing Agreement and the Security Agreement, the “Agreements”) pursuant to which Karyopharm Europe and Karyopharm Bermuda have agreed to guarantee certain payment and performance obligations of the Company under the Revenue Interest Financing Agreement;

WHEREAS, each of the Agreements may be amended with the written consent of the parties thereto;

WHEREAS, the parties desire to amend the Revenue Interest Financing Agreement and the Security Agreement to include the New Investors within the definition of the “Investor” for purposes of each of the Revenue Interest Financing Agreement and the Security Agreement; and

WHEREAS, the parties desire to amend the Guaranty to include the New Investors within the definition of the “Beneficiary” for purposes of the Guaranty; and

WHEREAS, the Company, the Original Investors and the New Investors desire to amend the Revenue Interest Financing Agreement as further provided in this Omnibus Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereto agrees as follows:

1.    Defined Terms.

A. Incorporation by Reference

Capitalized terms used in this Omnibus Amendment and not defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Revenue Interest Financing Agreement, unless otherwise indicated.

B. Amendment and Restatement of Certain Defined Terms

The following defined terms set forth in Section 1.1 of the Revenue Interest Financing Agreement are hereby amended and restated as follows:

“Applicable Tiered Percentage” means the percentage based on the applicable portion of Annual Net Revenues and the Investment Amount, as set forth in the chart below, and calculated as follows: (a) if only the First Investment Amount and Second Investment Amount are funded pursuant to Section 2.1(a) and Section 2.1(b), the percentage set forth in the applicable row of column 1, (b) if the Third Investment Amount is also funded pursuant to Section 2.1(c), the percentage set forth in the applicable row of column 2, and (c) if the Fourth Investment Amount is also funded pursuant to Section 2.1(d), the percentage set forth in the applicable row of column 3:

Payment Tiers based on Annual Net Revenues	1. Only the First Investment Amount and Second Investment Amount are funded pursuant to Section 2.1(a) and Section 2.1(b)	2. If the Third Investment Amount is also funded pursuant to Section 2.1(c).	3. If the Fourth Investment Amount is also funded pursuant to Section 2.1(d)
A. Portion of Annual Net Revenues less than or equal to $250,000,000	12.500%	14.333%	16.167%

B. Portion of Annual Net Revenues exceeding $250,000,000 and less than or equal to $500,000,000	4.725%	5.425%	6.125%

C. Portion of Annual Net Revenues in excess of $500,000,000	1.400%	1.533%	1.667%

provided that if the cumulative Selinexor U.S. Net Sales with respect to *** exceed $***, then (i) each of the percentages set forth in the rows A and B of column 1, column 2 and column 3 shall be decreased by ***% for each Calendar Quarter, starting with the first Calendar Quarter of ***, and (ii) the Payment Tier applicable to the portion of the Annual Net Revenues in excess of $*** in row C of column 1, column 2 and column 3 will no longer be applicable, starting with the first Calendar Quarter of ***.

“Investment Amount” means the aggregate of the First Investment Amount, the Second Investment Amount, and, if funded pursuant to Section 2.1(c), the Third Investment Amount, and, if funded pursuant to Section 2.1(d), the Fourth Investment Amount.

“Under Performance Payment” means any payment made pursuant to Section 3.1(b).

C. Addition of New Defined Terms.

Section 1.1 of the Revenue Interest Financing Agreement is hereby amended to include the following defined terms:

“2021 Sales Milestone Condition” means that Net Sales in the United States of the product currently trademarked in the United States as XPOVIO™ shall have exceeded $*** for the calendar year ending Dec. 31, 2021.

“Positive SIENDO Study Condition” means that the top-line results of the clinical trial sponsored by the Company known as “SIENDO” evaluating Selinexor in endometrial cancer (ClinicalTrials.gov Identifier: NCT03555422) has demonstrated a hazard ratio of 0.60 or lower, corresponding to a ***, and a ***.

2.    Inclusion of the New Investors as Investors under the Revenue Interest Financing Agreement and Security Agreement and Beneficiaries of the Guaranty.

The Parties hereby acknowledge and agree that, from and after the date hereof, both the Original Investors and the New Investors shall be included in the definition of “Investor” for purposes of, and as defined in, the Revenue Interest Financing Agreement, the Security Agreement and each agreement, certificate, instrument or document ancillary thereto.

The Parties hereby acknowledge and agree that, from and after the date hereof, both the Original Investors and the New Investors shall be included in the definition of “Beneficiary” for purposes of, and as defined in, the Guaranty and each agreement, certificate, instrument or document ancillary thereto.

Each of the parties hereto acknowledges and agrees that, from and after the date hereof, when acting in their capacities as agents for the Investor or the Beneficiary (as applicable) for purposes of the Agreements and each agreement, certificate, instrument or document ancillary thereto (the “Ancillary Documents”), each of the Investor Representative and the Collateral Agent shall act as an agent of the Original Investors, the New Investors and their respective successors and assigns. Each New Investor hereby appoints the Collateral Agent and the Investor Representative to act as its agent for purposes of the Agreements and the Ancillary Documents.

3.    Further Amendments to the Revenue Interest Financing Agreement.

A. Amendment and Restatement of Section 2.1

The Parties hereby agree that Section 2.1 of the Revenue Interest Financing Agreement is hereby amended and restated in its entirety as set forth below.

Section 2.1    Investment Amount. Subject to the terms and conditions set forth herein, the Investor shall pay (or cause to be paid) to the Company, or the Company’s designee, the following:

(a)    on the Initial Closing Date, subject to satisfaction of the conditions set forth in Section 8.3(a), the sum of seventy five million dollars ($75,000,000) (the “First Investment Amount”), in immediately available funds by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Initial Closing (it being understood and agreed that the Initial Closing Date occurred prior to the date hereof);

(b)    on the Subsequent Closing Date, the sum of sixty million dollars ($60,000,000) (the “Second Investment Amount”), in immediately available funds by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Subsequent Closing Date;

(c)    on the Third Closing Date, subject to the satisfaction of either (but not both) of the 2021 Sales Milestone Condition or the Positive SIENDO Study Condition, the sum of twenty million dollars ($20,000,000) (the “Third Investment Amount”), in immediately available funds by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Third Closing Date;

(d)    on the Fourth Closing Date, subject to the satisfaction of both the 2021 Sales Milestone Condition and the Positive SIENDO Study Condition, the sum of twenty million dollars ($20,000,000) (the “Fourth Investment Amount”), in immediately available funds by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Fourth Closing Date.

B. Amendment and Restatement of Section 3.1(b)

The Parties hereby agree that Section 3.1(b) of the Revenue Interest Financing Agreement is hereby amended and restated in its entirety as set forth below. The amendment to Section 3.1(b) of the Revenue Interest Assignment Agreement is intended to clarify the original intentions of the parties that the Minimum Multiple was to be paid a certain number of months after each investment. Thus, the amendment maintains the payment amounts for the first tranche and layers the payment amounts for the second tranche based on the same timing methodology used for the initial investment. This Omnibus Amendment is not intended to result in a significant modification of a debt instrument for U.S. federal income tax purposes.

(b)

(i)    If the Initial Closing and the Subsequent Closing shall have occurred (but neither the Third Closing nor the Fourth Closing shall have occurred) and the Investor Representative has not received aggregate payments (whether such payments are in respect of the Revenue Interests or Under Performance Payments) in the amounts set forth below, during the period commencing on the Initial Closing Date and ending on the reference dates set forth below, the Company shall, on the immediately succeeding Quarterly Payment Date, make a cash payment to the Investor Representative sufficient to gross the Investor Representative up to such minimum amount:

Minimum Aggregate Payment Amount	Reference Date
$48,750,000	December 31, 2022
$114,000,000	December 31, 2024
$135,000,000	September 30, 2026

(ii)    If the Initial Closing, the Subsequent Closing and the Third Closing shall have occurred (but the Fourth Closing shall not have occurred) and the Investor Representative has not received aggregate payments (whether such payments are in respect of the Revenue Interests or Under Performance Payments) in the amounts set forth below, during the period commencing on the Initial Closing Date and ending on the reference dates set forth below, the Company shall, on the immediately succeeding Quarterly Payment Date, make a cash payment to the Investor Representative sufficient to gross the Investor Representative up to such minimum amount:

Minimum Aggregate Payment Amount	Reference Date
$48,750,000	December 31, 2022
$127,000,000	December 31, 2024
$155,000,000	September 30, 2026

(iii)    If the Initial Closing, the Subsequent Closing, the Third Closing and the Fourth Closing shall have occurred and the Investor Representative has not received aggregate payments (whether such payments are in respect of the Revenue Interests or Under Performance Payments) in the amounts set forth below, during the period commencing on the Initial Closing Date and ending on the reference dates set forth below, the Company shall, on the immediately succeeding Quarterly Payment Date, make a cash payment to the Investor Representative sufficient to gross the Investor Representative up to such minimum amount:

Minimum Aggregate Payment Amount	Reference Date
$48,750,000	December 31, 2022
$140,000,000	December 31, 2024
$175,000,000	September 30, 2026

C. Amendment and Restatement of Section 6.21.

The Parties hereby agree that Section 6.21(a) of the Revenue Interest Financing Agreement is hereby amended and restated in its entirety as set forth below.

(a)    The Parties (i) agree that for U.S. federal and applicable state and local income Tax purposes, the transactions contemplated by the Revenue Interest Financing Agreement, as amended by this Omnibus Amendment, are intended to constitute debt instruments that are subject to U.S. Treasury Regulations under Section 1.1275-4(b) governing contingent payment debt instruments. The Parties shall cooperate in good faith to determine the comparable yield (as such term is described in the U.S. Treasury Regulations governing contingent payment debt instruments) for each debt instrument within ninety (90) days following the issuance date of such debt instrument and (ii) intend that the provisions of Treasury Regulation 1.1275-2(a)(1) would apply, subject to the exceptions in Treasury Regulation 1.1275-2(a)(2), to treat any non-contingent payments on the debt instruments and the projected amount of any contingent payments as first, a payment of any accrued and any unpaid original issue discount at such time and second, a payment of principal (including for purposes of the rules applicable to “applicable high yield discount obligations”). The Parties agree not to take and to not cause or permit their Affiliates to take, any position that is inconsistent with the provisions of this Section 6.21(a) on any Tax return or for any other Tax purpose, unless required by Law or the good faith resolution of a Tax audit or other Tax proceeding.

D. Insertion of new Section 6.22.

The Parties hereby agree that the Revenue Interest Financing Agreement is hereby amended by the insertion of the following new Section 6.22:

Section 6.22    Covenant to file sNDA. Within nine (9) months of the satisfaction of the Positive SIENDO Study Condition, the Company shall, or shall cause one of Subsidiaries to, file a supplemental New Drug Application (sNDA) with the FDA for Selinexor use in endometrial cancer.

E. Insertion of new Section 8.1(c))

The Parties hereby agree that the Revenue Interest Financing Agreement is hereby amended by the insertion of the following new clause (c) of Section 8.1:

(c)    for the third and/or fourth Closing (the “Third Closing” and/or the “Fourth Closing” as applicable), subject to the satisfaction of the 2021 Sales Milestone Condition and/or the Positive SIENDO Study Condition (as applicable), on the fifteenth (15th) Business Day following the Investor Representative’s receipt of the written notification from the Company of satisfaction of the 2021 Sales Milestone Condition and/or the Positive SIENDO Study Condition (as applicable), or such other time and place as the parties hereto mutually agree (the “Third Closing Date” or “Fourth Closing Date” (as applicable)).

F. Amendment and Restatement of Section 8.2)

The Parties hereby agree that Section 8.2 of the Revenue Interest Financing Agreement is hereby amended and restated in its entirety as set forth below.

Section 8.2    Conditions to Third and/or Fourth Closing(s).

(i)    The obligations of the Investor relating to the Third Closing shall be subject to the following conditions: (i) no Bankruptcy Event with respect to the Company or any of its Subsidiaries or no Special Termination Event, Default or Event of Default shall have occurred and be continuing (ii) either (but not both) of the 2021 Sales Milestone Condition or the Positive SIENDO Study Condition shall have been satisfied and (iii) the Investor Representative shall have received certification from a Responsible Officer of the Company of the satisfaction of the conditions set forth in clauses (i) and (ii) of this sentence. The Company shall notify the Investor Representative within ten (10) Business Days after the satisfaction of the 2021 Sales Milestone Condition or the Positive SIENDO Study Condition (as applicable).

(ii)    The obligations of the Investor relating to the Fourth Closing shall be subject to the following conditions: (i) no Bankruptcy Event with respect to the Company or any of its Subsidiaries or no Special Termination Event, Default or Event of Default shall have occurred and be continuing (ii) both the 2021 Sales Milestone Condition and the Positive SIENDO Study Condition shall have been satisfied and (iii) the Investor Representative shall have received certification from a Responsible Officer of the Company of the satisfaction of the conditions set forth in clauses (i) and (ii) of this sentence. The Company shall notify the Investor Representative within ten (10) Business Days after the satisfaction of the 2021 Sales Milestone Condition or the Positive SIENDO Study Condition (as applicable).

G. Insertion of new clause 8.3(b)(iv).

The Parties hereby agree that the Revenue Interest Financing Agreement is hereby amended by the insertion of the following new clause (iv) of Section 8.3(b):

(iv)    The Company shall have paid reasonable and documented fees, charges and disbursements of counsel to the Investor and all reasonable and documented due diligence expenses of the Investor, in each case, incurred prior to or at the Subsequent Closing Date (it being understood and agreed that such amount shall not exceed $50,000); provided that the condition set forth in this clause (iv) will be satisfied by the transfer by the Investor of an amount equal to the Second Investment Amount minus the amount owed by the Company under this clause (iv).

H. Insertion of new clause 8.3(c).

The Parties hereby agree that the Revenue Interest Financing Agreement is hereby amended by the insertion of the following new clause (c) of Section 8.3:

(c)    At the Third and/or Fourth Closing (as applicable), the Company shall deliver or cause to be delivered to the Investor Representative the following:

(i)     A certificate of a Responsible Officer of the Company (the statements made in which shall be true and correct on and as of the applicable Closing Date): (A) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Company and (y) confirming that resolutions of the governing body of the Company authorizing and approving the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated herein and therein remain in full force and effect; and (B) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Company’s jurisdiction of organization, stating that the Company is in good standing under the Applicable Laws of such jurisdiction.

(ii)    a certificate of a Responsible Officer of the Company certifying the satisfaction of the 2021 Sales Milestone Condition and/or the Positive SIENDO Study Condition (as applicable) and such documents evidencing the satisfaction of such conditions as may be requested by the Investor Representative.

(iii)    a certificate of a Responsible Officer of the Company certifying that the representations and warranties set forth in Article IV are true and correct on and as of the Third or Fourth Closing Date (as applicable), subject to any applicable updates to the Schedules to the Revenue Interest Financing Agreement.

I. Updates to Disclosure Schedules.

The Parties hereby agree that Schedules 1, 1.1, 4.4, 4.6, 4.8, 4.9, 4.10, 4.12(A), 4.15(A), 4.15(B), 4.20, 4.24(A), 4.24(B), 6.2, 6.8 and 12.4 to the Revenue Interest Financing Agreement shall be deleted and replaced in their entirety with the corresponding Schedules hereto.

4.    Agreement to Fund the Second Investment Amount.

The Parties hereby agree that all of the conditions to the Subsequent Closing set forth in Section 8.2 of the original Revenue Interests Financing Agreement have been satisfied or waived by the Party entitled to the benefit thereof (other than the condition set forth in clause (ii) thereof).

The Parties hereby agree that, subject to the delivery of the certificates contemplated by Sections 8.2(ii) and 8.3(b) of the original Revenue Interest Financing Agreement, the Subsequent Closing shall take place concurrently with the execution and delivery of this of Omnibus Amendment.

5.    Further Assurances.

Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Omnibus Amendment, including the filing or amendment of UCC Financing Statements.

6.    Effect on Successors and Assigns.

The provisions of this Omnibus Amendment are binding upon and inure to the benefit of the respective successors and assigns of the parties hereto in respect of each Agreement.

7.    Counterparts; Electronic Signatures.

This Omnibus Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Omnibus Amendment shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Omnibus Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each Party hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

8.    Headings.

The headings in this Omnibus Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

9.    Agreements in Full Force and Effect as Amended.

Upon execution of this Omnibus Amendment, each Agreement shall be, and be deemed to be, modified and amended in accordance with this Omnibus Amendment. Except as specifically amended hereby, all of the terms and conditions of each Agreement are in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. All references to each Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Omnibus Amendment. This Omnibus Amendment shall not constitute a novation of any Agreement but shall constitute an amendment and assignment thereof. The parties hereto agree to be bound by the terms and obligations of each Agreement, as amended by this Omnibus Amendment, as though the terms and obligations of such Agreement were set forth herein.

10.    Waiver of Notice Provisions.

Each Party hereby waives any further requirement for delivery of notice to such Party pursuant to any Agreement or any Ancillary Document in connection with the amendment or assignment of such Agreements or Ancillary Documents.

11.    Governing Law.

THIS OMNIBUS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS OMNIBUS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed and delivered as of the day and year first above written.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael Mason
	Name:	Michael Mason
	Title:	Executive Vice President, Chief Financial Officer, and Treasurer

KARYOPHARM EUROPE GMBH

By:	/s/ Michael Mason
	Name:	Michael Mason
	Title:	Director

KARYOPHARM THERAPEUTICS (BERMUDA) LTD.

By:	/s/ Michael Mason
	Name:	Michael Mason
	Title:	Vice President

HEALTHCARE ROYALTY PARTNERS III, L.P.

By:	HealthCare Royalty GP III, LLC, its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HEALTHCARE ROYALTY PARTNERS IV, L.P.

By:	HealthCare Royalty GP IV, LLC, its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HCRP OVERFLOW FUND, L.P.

By:	HCRP Overflow GP, LLC its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HCR STAFFORD FUND, L.P.

By:	HCR Stafford Fund GP, LLC
its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HCR CANARY FUND, L.P.

By:	HCR Canary Fund GP, LLC
its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer:

HCR POTOMAC FUND, L.P.

By:	HCR Potomac Fund GP, LLC
its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HCR MOLAG FUND, L.P.

By:	HCR Molag Fund GP, LLC
its general partner

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HCR COLLATERAL MANAGEMENT, LLC

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer

HEALTHCARE ROYALTY MANAGEMENT, LLC

By:	/s/ Clark B. Futch
	Name:	Clark B. Futch
	Title:	Chairman & Chief Executive Officer